Exhibit 10.23

                               FIRST AMENDMENT TO
                 SECOND AMENDED AND RESTATED FINANCING AGREEMENT


     This First Amendment to Second Amended and Restated Financing Agreement ("Amendment") is entered into as of January 30, 2004, by and among FACTORY 2-U STORES, INC., a Delaware corporation, the debtor and debtor in possession in the Bankruptcy Case ("Company"), THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CITBC"), in its capacity as Agent for Lenders under the Financing Agreement ("Agent"); CITBC in its capacity as Tranche A Lender (together with any other Persons who may subsequently become a Tranche A Lender, "Tranche A Lenders"); and GB RETAIL FUNDING, LLC, a Massachusetts limited liability company in its capacity as Tranche B Lender (together with any other Persons who may subsequently become a Tranche B Lender, "Tranche B Lenders" and together with the Tranche A Lenders, "Lenders").

     A. Agent, Company and Lenders have previously entered into that certain Second Amended and Restated Financing Agreement dated as of January 12, 2004 (the "Financing Agreement"), pursuant to which Lenders have provided Company with certain loans and other financial accommodations.

     B. Company has requested that Agent and Lenders amend the Financing Agreement pursuant to the terms and subject to the conditions set forth in this Amendment.

     C. Agent and Lenders are willing to amend the Financing Agreement on the terms and subject to the conditions set forth in this Amendment.

     NOW THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the parties do hereto agree as follows, effective as of the date set forth above:

     1. Definitions. Terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Financing Agreement.

     2. Amendments to Financing Agreement.

          (a) Section 1 of the Financing Agreement is hereby amended by adding the following definition in such Section:

          "Springing Junior Liens shall have the meaning given to such term in the Final Financing Order."

          (b) Section 1 of the Financing Agreement is hereby amended by deleting each of the following definitions in such Section in each of their entirety and replacing such definition in such Section with the following:

               "Permitted Encumbrances shall mean: (a) liens existing on the date hereof on specific items of Equipment and listed on Schedule 1 hereto and other liens expressly permitted, or consented to, by the Agent; (b) Permitted Purchase Money Liens; (c) Customarily Permitted Liens; (d) liens created in connection with sale leasebacks or loans secured by the Company's equipment to the extent that such transactions constitute Permitted Indebtedness hereunder; (e) liens granted the Agent by the Company; (f) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, Two Hundred Thousand Dollars ($200,000) (other than liens bonded or insured to the reasonable satisfaction of the Agent); (g) Springing Junior Liens; (h) liens for taxes not yet due and payable or which are being diligently contested in good faith by the Company by appropriate proceedings for which the Company has posted a bond in the required amount or otherwise has taken action necessary to stay enforcement of such lien. In no event shall any Collateral be subject to foreclosure proceedings or, in the Agent's discretion, subject to any loss of perfection or priority in favor of the Agent and/or the Lenders; and
          (i) liens to secure indebtedness that would (1) result in the indefeasible and permanent satisfaction of the Obligations in full in cash, and (2) being effective, arising and existing only upon such indefeasible and permanent satisfaction of the Obligations in full in cash."

               "Permitted Indebtedness shall mean (a) current indebtedness maturing in less than one (1) year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor; (b) the indebtedness secured by the Permitted Purchase Money Liens; (c) indebtedness arising under the Letters of Credit, this Financing Agreement, and the Loan Documents; (d) deferred taxes and other expenses incurred in the ordinary course of business; (e) Subordinated Debt, if unsecured and subject to a subordination agreement in form and substance satisfactory to the Agent; (f) indebtedness arising from sale leaseback transactions or loans secured by the Company's equipment, but only if (i) the Company gives prior written notice to the Agent of each such transaction, (ii) an Event of Default has not occurred and is continuing at the time any such transaction is entered into, (iii) such indebtedness does not exceed the cost of the Company's equipment being given as collateral for such indebtedness, (iv) the transaction does not involve the Company's intangible assets (including, but not limited to, trademarks, trade names and trade styles), and (v) the net cash proceeds from such sale/leaseback or loan transaction shall be paid to the Agent for distribution to the Lenders to the extent required under Section 8.15 of the Financing Agreement; (g) other indebtedness existing on the Petition Date or otherwise disclosed to the Agent in writing; (h) indebtedness secured by liens on real estate acquired after the date of the Prior Agreement, provided that (i) each such lien shall attach only to the real estate acquired, (ii) the aggregate amount of such real estate debt shall not, at any time, exceed Ten Million Dollars ($10,000,000), (iii) the Company shall give the Agent prior written notice before incurring any such real estate indebtedness, and (iv) no Event of Default shall have occurred and be continuing at the time the Company incurs any such indebtedness; (i) all indebtedness secured by a Permitted Encumbrance; and (j) indebtedness that would (1) result in the indefeasible and permanent satisfaction of the Obligations in full in cash, and (2) being effective, arising and existing only upon such indefeasible and permanent satisfaction of the Obligations in full in cash."

               (c) 7.21(i) of the Financing Agreement is hereby amended by deleting such Section in its entirety and replacing such Section with the following:

                    "(i) as of the  Petition  Date the  Prepetition  Obligations
               were due and outstanding pursuant to the Prepetition Loan Documents in the principal amount of not more than $17,000,000 in the aggregate, all of which Prepetition Obligations are unconditionally owing by the Company to the Prepetition Lender Parties, without offset, defense or counterclaim of any kind nature and description whatsoever;"

               (d) Section 10.1(o) of the Financing Agreement is hereby amended by deleting such Section in its entirety and replacing such Section with the following:

                    "(o) any  challenge  by the Company or any  guarantor of the
               Obligation to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto;"

               (e) Section 10.1(r)(1) of the Financing Agreement is hereby amended by deleting such Section in its entirety and replacing such Section with the following: "(1) authorizing the Company in the Bankruptcy Case to obtain additional financing under section 364(c) or
          (d) of the Bankruptcy Code unless such relief shall result in the Obligations owed to Lenders being indefeasibly satisfied in full;"

               (f) Section 10.1(r)(3) of the Financing Agreement is hereby amended by deleting such Section in its entirety and replacing such Section with the following:

                    "(1)  authorizing  the use of cash  collateral  without each
               Lender's prior written consent under section 363(c) of the Bankruptcy Code unless such relief shall result in the Obligations owed to Lenders being indefeasibly satisfied in full (except as provided in the Interim Financing Order or the Final Financing Order);"

     3. Conditions Precedent. The effectiveness of this Amendment shall be, and hereby is, subject to the fulfillment to Agent's satisfaction of the Conditions Precedent. The "Conditions Precedent" shall mean each of the following:

          (a) No  objection  to this  Amendment  is filed or served  pursuant to
     Section 1.3.3 of the Interim Financing Order or the Final Financing Order; and

          (b) As of the date hereof, the representations and warranties contained in Section 7 of the Financing Agreement are (before and after giving effect to this Amendment) true and correct in all material respects (except to the extent any such representation and warranty is expressly stated to have been made as of a specific date, in which case it shall be true and correct as of such specific date) and no Default or Event of Default shall be existing or have occurred and be continuing.

     5. Miscellaneous.

          (a) Reference to and Effect on the Financing Agreement.

               (i) Except as specifically amended by this Amendment and the documents executed and delivered in connection herewith, the Financing Agreement shall remain in full force and effect and is hereby ratified and confirmed.

               (ii) The execution and delivery of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under the Financing Agreement or any agreement or document executed in connection therewith.

               (iii)  Upon  the  Conditions  Precedent  being  satisfied,   this
          Amendment shall be construed as one with the existing Financing Agreement, and the existing Financing Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

          (b) Fees and Expenses. Company acknowledges that all costs, fees and expenses incurred in connection with this Amendment will be paid in accordance with Section 8.5 of the Financing Agreement and the Final Financing Order.

          (c) Headings. Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          (d) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (e) Governing Law. This Amendment shall be governed by and construed according to the laws of the State of California.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.
                                    Company:
                                    --------

                          FACTORY 2-U STORES, INC.


                          By:/s/Norman G. Plotkin
                             -------------------------------------------------
                          Name:Norman G. Plotkin
                             -------------------------------------------------
                          Title: Chief Executive Officer
                             -------------------------------------------------


                          Agent and Tranche A Lender:

                          THE CIT GROUP/BUSINESS CREDIT, INC.


                          By: /s/Mike Richman
                             --------------------------------------------------
                          Name: Mike Richman
                             --------------------------------------------------
                          Title: Vice President
                             --------------------------------------------------


                          Tranche B Lender:

                          GB RETAIL FUNDING, LLC


                          By:/s/Larry Klaff
                           ----------------------------------------------------
                          Name: Larry Klaff
                           ----------------------------------------------------
                          Title: Managing Director
                             --------------------------------------------------